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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 1998


                             UNITED NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

         000-16931                                   22-2894827
------------------------                  ---------------------------------
(Commission File Number)                  (IRS Employer Identification No.)

             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (908) 429-2200
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events.

                  On September 22, 1998, United National Bancorp ("United") and Raritan Bancorp ("Raritan") issued a press release jointly announcing that they have entered into a definitive agreement in which United will acquire Raritan in a tax-free exchange of stock. Raritan is a bank holding company with $435 million in assets, and is headquartered in Bridgewater, New Jersey. The transaction is expected to be accounted for as a pooling of interests.


                  As of September 22, 1998, Raritan has 2,373,007 shares of common stock outstanding. Pursuant to the Merger Agreement, each share of Raritan common stock will be exchanged for 1.45 shares of United common Stock. United recently announced a 10% stock dividend payable November 2, 1998, which will cause the exchange ratio to be adjusted to 1.595.

                  In connection with the Merger Agreement, Raritan granted United an option to purchase 470,000 shares of Raritan common stock at $26.00 per share exercisable under certain limited circumstances.

                  The announced merger is expected to be completed by the first quarter of 1999, is subject to necessary bank regulatory approvals, the approval of both Raritan and United shareholders and other customary conditions.

                  The press release, the Merger Agreement and the Stock Option Agreement are annexed as Exhibits to this Form 8-K. The description of the Merger Agreement and the terms of the merger contained in this Form 8-K are qualified in their entirety by reference to the Merger Agreement.

                  This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about United's confidence and strategies and United's expectations about earnings, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", or by expressions of confidence such as "continuing" or "strong" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, (1) the expected cost savings and revenue enhancements from the merger cannot be realized as anticipated, or (2) deposit attrition, or customer loss or revenue loss following the merger is greater than expected. Actual results may differ materially from such forward-looking statements. United assumes no obligation for updating any such forward-looking statements at any time.



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Item 7.   Exhibits.


     99(a)     Press Release dated September 22, 1998

     99(b) Agreement and Plan of Merger dated September 22, 1998 by and between United National Bancorp, United National Bank, Raritan Bancorp Inc. and the Raritan Savings Bank

     99(c) Stock Option Agreement dated September 22, 1998 by and between United National Bancorp and Raritan Bancorp Inc.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   UNITED NATIONAL BANCORP



Dated: September 22, 1998         By:  THOMAS C. GREGOR
                                       -----------------------------------------
                                       Thomas C. Gregor
                                       Chairman, President and
                                        Chief Executive Officer

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                                INDEX TO EXHIBITS


Exhibit No.    Description
-----------    -----------

     99(a)     Press Release dated September 22, 1998

     99(b) Agreement and Plan of Merger dated September 22, 1998 by and between United National Bancorp, United National Bank, Raritan Bancorp Inc. and The Raritan Savings Bank

     99(c) Stock Option Agreement dated September 22, 1998 by and between United National Bancorp and Raritan Bancorp Inc.